CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                           ASTERISKS DENOTE OMISSIONS.

                                                                    EXHIBIT 10.4



                       MANUFACTURING AND SUPPLY AGREEMENT

         THIS AGREEMENT made effective as of January 1, 1999, among DuPont Pharmaceuticals Company, a Delaware general partnership, having a place of business at 331 Treble Cove Road, North Billerica, MA 01862 (hereinafter "DuPont"), Berlex Laboratories, Inc. a Delaware corporation having offices at 300 Fairfield Road, Wayne, NJ 07470 (hereinafter "Berlex") and Cytogen Corporation, a Delaware corporation, having its principal place of business at 600 College Road East, Princeton, NJ 08540 (hereinafter "Cytogen").

         WHEREAS,   Cytogen   owns  or  holds   licenses  to   patents,   patent
applications, manufacturing and marketing authorizations and know-how relating to the Product, and has exclusively licensed same to Berlex;

         WHEREAS, Berlex desires DuPont to manufacture and distribute Product as directed by Berlex;

         WHEREAS, DuPont is capable of manufacturing, processing and packaging Product, and possesses the requisite plant, equipment and personnel to produce Product in accordance with necessary governmental authorizations and in accordance with the Specifications; and

         WHEREAS, the parties agree that DuPont will undertake the manufacture, distribution, order processing and customer service relating to the Product specified under this Agreement solely for the account of Berlex and in accordance with all of the terms and conditions specified below.

         NOW THEREFORE, IN CONSIDERATION of the rights conferred and the obligations assumed herein, and intending to be legally bound, the parties hereby agree as follows:

1.0      DEFINITIONS

The following terms shall, unless the context otherwise requires, have the following meanings, respectively:

1.01 "ACTIVE PHARMACEUTICAL INGREDIENT" or "API" means the chemical compound samarium-153 complexed with ethylene diamineteiramethylene-phosphonic acid ("EDTMP").

1.02 "AFFILIATE" means any corporation or other entity which controls, is controlled by, or is under common control with a party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or bias the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other entity.

1.03     "CHANGE" shall have the meaning set forth in Section 2.8(a).

1.04     "COMPONENTS" means EDTMP, all labeling material,  packaging   material,
         starting material and intermediates and excipients required for the manufacture of Product.

1.05 "CONFIDENTIAL INFORMATION" means a party's technology, data, know-how, or information whether written or oral, technical or ton-technical, including financial statements, reports, prig, trade secrets, secret processes, formulas, customer data (including customer lists), and the like, that relates to the manufacture, packaging, order processing or distribution of the Product, and that is disclosed to the other party.

1.06 "COST OF MANUFACTURE OR COM" means Dupont's cost of manufacture as described on Exhibit A.

1.07 "COST OF SUPPORT SERVICES OR COSS" means DuPont's cost of customer support services as described on Exhibit A.

1.08     "FDA" means the United States Food and Drug Administration.

1.09 "INVENTORY" means all inventories of Components and work-in-process produced or held by or on behalf of DuPont in connection with the manufacture of the Product in accordance with the Specifications and contract requirements, but, for greater certainty, shall not include the API.

1.10 "KNOW-HOW" means the trade-secrets, know-how, processes, formulae, techniques, procedures, test data and other technical information owed by a party hereto relating to the Product.

1.11 "SPECIFICATIONS" means the Product, synthesis, formula, processing specifications, packaging specifications, quality control provisions and quality assurance provisions contained within the NDA for Product, EDTMP, API, samarium chloride, all forms of samarium oxide and Components. Specifications shall not be changed by font without the prior written approval of Cytogen and Berlex.

1.12 "PRODUCT" means a formulation containing API manufactured according to the Specifications and in finished dosage form.

1.13 "BATCH" means one manufacturing process run within the validated scale (as defined in the NDA) within DuPont's usual range of actual yield.

1.14     "EFFECTIVE DATE" means the date first shown above.

1.15 "NDA" means the approved New Drug Application for Product, as it may be supplemented or amended from time to time, and documents incorporated therein by reference.

1.16 EXHIBITS. The following exhibits are attached hereto and incorporated in and are deemed to be an integral part of this Agreement:

                  Exhibit A         -       Prices

2.0      MANUFACTURE AND SUPPLY OF PRODUCTS

2.1 Manufacture. Berlex appoints DuPont its manufacturer of the Product, and DuPont accepts such appointment. DuPont will manufacture on behalf of Berlex, one Batch of Product per week for such weeks that Berlex and its customers submit orders. Notwithstanding anything to the contrary, Berlex may qualify others for the manufacture and supply of Product, and may qualify itself to manufacture Product. DuPont will provide reasonable assistance, at Berlex's cost, in support of any such qualification.

2.2 Scheduling. In consultation with Berlex, and in accordance with orders submitted for the Product, DuPont will determine scheduling of Batch runs and shipment of Product.

2.3 Packaging. DuPont will package Product in the packaging containers and with labels, package inserts and other labeling that are approved by Berlex. Berlex may propose changes to labels, Product inserts and other labeling for the Product, which changes shall be submitted by the NDA holder to all applicable governmental agencies and other third parties responsible for the approval of the Product, if required, provided that DuPont will submit to the Commonwealth of Massachusetts. Berlex will be responsible for any and all costs relating to any and all labeling changes, except for regulatory activities conducted by Cytogen, the costs of which shall be borne by Cytogen.

2.4      Quality Control and Assurance.

         (a) DuPont shall manufacture and supply the Product in accordance with the Specifications.

         (b)      DuPont  shall   perform  such  quality   control  and  quality
                  assurance testing as is required by the Specifications.

         (c) DuPont shall perform the approved stability program for the Product.

         (d) DuPont will promptly notify Berlex and Cytogen in the event any test reveals contamination, lack of sterility, or degradation beyond Specifications in any Back Cytogen will, with the concurrence of Berlex, fide any reports required by the applicable regulations.

2.5 Primary Representatives. Each party shall appoint a primary representative ("Primary Representative") who shall coordinate work carried out hereunder with the other party's representative. The
         Primary Representatives shall be the day-to-day contacts between the parties hereto and shall receive copies of all written correspondence exchanged between the parties with respect to the designated work. In the event either party identifies an issue relating to the manufacture, quality, delivery, customer service, or the like with respect to Product, the Primary Representatives shall promptly confer to resolve such issue. If a Primary Representative leaves the employ of a party, an equally competent, mutually acceptable, Primary Representative shall be assigned by such party.

2.6      Firm Order.

         (a) Berlex hereby firmly orders front DuPont a maximum of one Batch of Product per week as needed to fill orders received during the term of this Agreement.

         (b) In the event DuPont determines based on a lack of orders that in a particular week Berlex will not require manufacture of a Batch, then DuPont shall promptly so inform Berlex. After receiving confirmation from Berlex, DuPont will use reasonable efforts to minimize variable cost expenditures. In such circumstances Berlex shall pay DuPont as required under Section 3.1(b).

2.7 Raw Materials. DuPont will be responsible for purchasing all Components and the API.

2.8      Change in Specifications

          (a) Except as provided below, DuPont will not be responsible for any cost increases associated with implementation of any change in the Specifications, Components, API or manufacturing process ("Change"), regardless of the reason for the change. Any and all such cost increases will be borne by Berlex (except that Cytogen shall be responsible for costs associated with regulatory activities relating to Changes that are carried out by Cytogen), and shall be paid to DuPont prior to implementation of any change. Moreover, after the first year, any increase in cost per Batch associated with implementation of any Change shall be passed directly to Berlex. The price change shall become effective only with respect to those orders of Product which are manufactured in accordance with the revised Specifications. Berlex shall not be responsible for the cost of changes made solely for the convenience of DuPont.

          (b) Notwithstanding any Change implemented in accordance with the terms of (a) above, Berlex agrees to purchase Product manufactured by DuPont based upon any "old" Specifications at the then-current price for that Product. In addition, Berlex agrees to purchase, at DuPont's cost, all Inventory and Components, utilized under the "Old" Specifications and purchased or maintained by DuPont in order to fill firm written orders, to the extent that such Inventory and/or Components can to longer be utilized under the revised Specifications and cannot be utilized in any other products of DuPont and cannot be returned to the supplier. Open purchase orders for Components no longer required under any revised Specifications which were placed by DuPont with suppliers in order to fill firm written orders shall be cancelled where possible, and where such orders are not subject to cancellation without penalty, shall be assigned to and satisfied by Berlex. This section 2.8(b) shall not be applicable to any Change made solely for the convenience of DuPont.

2.9 Shipments. DuPont shall ship and deliver the Product C.I.P. DuPont's shipping point to such locations as are specified in orders received by DuPont pursuant to INCOTERMS 1990. The common carrier used and method of shipment shall be agreed with Berlex. After 1999, Berlex shall either pay the common carrier directly or reimburse DuPont for the shipping cost, as evidenced by invoices of common carriers.

2.10     Invoices.  DuPont shall   promptly  notify  Berlex of each  shipment of
         Product hereunder. Berlex will be responsible for invoicing the customer.

2.11 Other DuPont Obligations. In addition to manufacture of Product, DuPont will provide certain additional services relating to customer support and technical support. DuPont will take Product orders directly from Berlex's customers; ship ordered Product to Berlex's customers (as provided in Section 2.9); carry out license verification of customers and common carriers; provide technical support; and provide Berlex with a written or electronic, if within the capabilities of DuPont and at the option of Berlex, report detailing names of customers ordering Product and quantities ordered. Within the capabilities of DuPont, DuPont will provide such additional information relating to ordering and shipping of Products as Berlex may reasonably request from time to time.

2.12 Waste. The parties acknowledge and agree that DuPont shall not have any responsibility for waste generated after Product is shipped from font's site, except as provided in Section 4.8 and 4.9. Notwithstanding anything to the contrary, Berlex will be responsible for all costs associated with clean-up and removal of unused Product and/or waste related to Product and/or waste arising from use of Product, other than waste at DuPont's manufacturing site, which is the responsibility of DuPont.

2.13 Back-Up Manufacturer. In the event that DuPont is unable to supply or distribute the quantities of Product ordered, Berlex shall have the right to arrange for supply of Product by a third party. At the request of Berlex, DuPont agrees to take reasonable steps to assist Berlex, at Berlex's expense (reimbursement to be limited to DuPont's out of pocket expenses), in qualifying a third party selected by Berlex to manufacture and distribute the Product during the period that DuPont is unable to do so.

2.14 International Supply. The parties recognize that the Product is presently approved for marketing in the United States and Canada, and that Berlex will be marketing the Product in Canada as well as the United States. In addition, Berlex intends to market the Product in other countries of North America and South America as marketing approvals are obtained in such countries. DuPont agrees to cooperate with Berlex and Cytogen as is reasonable in the circumstances in respect to packaging and labeling the Product for distribution in countries other than the United States. DuPont, Berlex and Cytogen will cooperate in providing documentation required by governmental authorities relating to the export of the Product from the United
         States and the import of the Product into countries other than the United States. Berlex shall promptly reimburse DuPont for any and all incremental costs incurred by DuPont under this Section 2.14.

3.0      PRICE, PAYMENT AND COST

3.1      Payment.

          (a) As consideration for DuPont's manufacture and supply of Product and the provision of customer service and support, as described in Section 2.0, Berlex shall pay DuPont the amounts shown on Exhibit A. Such payments shall be due and payable within thirty
               (30) days following the end of each month.

          (b) The parties acknowledge that in the first year of this Agreement Berlex is obligated to pay the fixed monthly fee described in Exhibit A, regardless of whether DuPont actually manufactures Product. In the years following the first year of this Agreement Berlex will pay DuPont an amount equal to COM plus COSS plus a certain margin, as described in Exhibit A. In those later years the parties still intend that DuPont receive payments even in those weeks when Berlex does not require manufacture of Product. Therefore, in the event that DuPont receives no orders for Product during a particular week, then Berlex shall pay DuPont the full amount otherwise due under Section 3.1(a) less any amount DuPont is able to save on variable cost. As an example, if in the fifth year of this Agreement (i) DuPont receives no orders for a particular week and (ii) DuPont is able to avoid purchase of certain raw materials for such week and (iii) DuPont does not manufacture a Batch in that week, then Berlex would pay DuPont as follows: (COM + [**]%) plus (COSS + [**]%) less any savings DuPont realized by avoiding purchases the certain raw materials.

          (c) After the first year of this Agreement, in the event DuPont is unable to manufacture Batches for a period grater than thirty
               (30) days, then following such thirty (30) day period, Berlex's obligation to pay DuPont under Section 3.1(a) shall be suspended until such time as DuPont resumes manufacture of Batches. Also, after the first year Berlex shall have no obligation to pay DuPont for Batches that do not meet Specifications.

3.2 Additional Batches. The manufacture of Batches beyond the commitment of DuPont set forth in Section 2.1 (each an "Additional Batch") shall be undertaken only with the agreement of DuPont. In the first year of this Agreement, Berlex shall pay DuPont an amount equal to $[**] for each Additional Batch manufactured at Berlex's request. In the following years, Berlex shall pay DuPont an amount per Batch based on the monthly costs as set forth on Exhibit A. Payments under this Section 3.2 shall be due and payable within thirty (30) days following the end of the month during which the Additional Batch was manufactured.

4.0      RECORDS, AUDITS, ADERS, RECALLS, RETURNS

4.1 Records and Accounting by DuPont. DuPont shall keep records of the manufacture, testing and shipping of the Product as required by law, including those required by the FDA, the NRC and the Commonwealth of Massachusetts. Copies of such records and samples shall be made available to Berlex and/or Cytogem upon its request and shall be retained by DuPont and be available to Cytogen and Berlex for a period of one (1) year following the date of product expity, or longer if required by law.

4.2 Regulatory Inspections. DuPont will inform Berlex and Cytogen promptly of any inspection or audit by any governmental agency, including the FDA, related to the Product. Moreover, DuPont will inform Berlex and Cytogen of the result of any such audit or inspection within 24 hours of the conclusion of such audit or inspection. DuPont will promptly provide Berlex and Cytogen with copies of any government-issued inspection observation reports, including FDA form 483s, and related correspondence, that affect the Product DuPont, Cytogen and Berlex will cooperate in resolving any concerns with the FDA or other governmental agency.

4.3 Inspections. Berlex and Cytogen will each have the right, no more than once in each year (or more frequently if agreed to by the parties hereto such agreement not to be unreasonably withheld.) and on reasonable prior notice, to inspect those DuPont facilities used in the manufacturing, packaging, storage, testing, shipping or receiving of Product Such inspections may include GMP inspections and system audits, including observation of the actual process of manufacture of the Product. Representatives of Berlex and Cytogen will have access during audits to all Product related documents, records, reports, data, procedures, facilities, and all other information required to be maintained by FDA regulations or the requirements of other governmental agencies.

4.4 Coordination of Safety and Complaint Reporting. The parties agree to comply with all legal obligations imposed in the United States concerning the collection, investigation, and governmental reporting of adverse reactions and complaints relating to the Product, including without limitation with respect to the United States 21 CFR 312.32 and 21 CFR 314.80(a). Promptly following the Effective Date the respective departments of the parties responsible for handling adverse reaction monitoring and complaints will jointly develop a written procedure to govern their communication concerning such matters, such that each of the parties will have the ability to comply with its legal obligations and contractual undertakings.

4.5 Recall Action. Only the NDA holder, and Berlex if Cytogen is the NDA holder, may initiate a recall action. DuPont shall inform the NDA holder and Berlex if DuPont determines it is necessary to initiate a recall, withdrawal or field correction. If Berlex or Cytogen should decide to initiate a Product recall, withdrawal or field correction because of supply by DuPont of Product that does not conform to the Specifications, it will notify DuPont and the other party and provide DuPont and the other party a copy of its recall letter prior to initiation of the recall. DuPont will assist Berlex and Cytogen in their investigation to determine the cause and extent of the problem. All FDA contacts and coordination of any recall activities will handled by Berlex. Notwithstanding anything to the contrary, in the event DuPont recommends initiating a recall, but Cytogen and/or Berlex do not agree to commence such recall, then DuPont shall bear absolutely no liability whatsoever with respect to any Batch of Product that was the subject of DuPont's recall recommendation, and Section 7.1(b) shall not apply to such Batch of Product.

4.6 Recall Expenses. If a recall, withdrawal or field correction is required because of Product that did not conform to the Specifications at time of shipment from DuPont, then DuPont shall pay for its own out-of-pocket expenses for such recall, withdrawal or field correction. DuPont also shall be responsible for Berlex's and Cytogen's reasonable out of pocket expenses occasioned by such recall, withdrawal or field correction. DuPont shall also be responsible for the manufacture and distribution of replacement Product. The NDA holder will be responsible for any and all costs associated with a recall, withdrawal or field correction for any other reason, including DuPont's reasonable out of pocket expenses.

4.7 Records. DuPont will maintain complete and accurate records for such periods as may be required by applicable law or regulation, but not less than 1 year, of all Product supplied under this Agreement.

4.8 Product Returns. DuPont will have the responsibility for handling customer returns of the Product in accordance with a procedure to be agreed with Berlex. Customer credit for returns will be at the sole discretion of Berlex.

4.9 Waste. In its performance of this Agreement, DuPont shall comply with all laws and regulations applicable to the generation, storage, shipment and disposal of waste generated in the manufacture of Product.

5.0      TERM, RENEWAL AND TERMINATION

5.1 Term. Unless terminated early in accordance with any of Sections 5.1, 5.2, 5.3, or 5.5, this Agreement will be in effect and will continue for a period of five (5) years. This Agreement will automatically renew for two (2) year periods unless terminated by DuPont on two (2) years' written notice or terminated in accordance with any of Sections 5.2, 5.3, or 5.5. Berlex shall have the farther right to terminate this Agreement at any time on two (2) years written notice to DuPont. This agreement may be terminated at any time with the mutual agreement of the parties.

5.2 Breach. Either Berlex or DuPont may terminate this Agreement at any time on written notice if another party breaches a material term of this Agreement and fails to remedy the breach within sixty (60) days after receiving written notice of the breach.

5.3 Insolvency. DuPont or Berlex may terminate this Agreement immediately in its entirety if Berlex (in the vase of termination by DuPont) or DuPont (in the case of termination by Berlex) files a petition of bankruptcy, is adjudged bankrupt, takes advantage of any insolvency act, or executes a bill of sale, deed of trust, or assignment for the benefit of creditors.

5.4 Survival. The rights and obligations contained in sections covering warranties, indemnification and confidentiality will survive termination of this Agreement, as will any rights to payment or other rights or obligations that have accrued under this Agreement prior to termination. Termination will not affect a Party's liability by reason of any act, default, or occurrence prior to termination.

5.5 Berlex's Further Right to Terminate. Berlex shall have the further right to terminate this Agreement with respect to Berlex's obligations on sixty (60) days notice to DuPont and Cytogen in the event that

         Berlex's license agreement with Cytogen for Product is terminated.

5.6 Repurchase at Termination. If this Agreement is terminated, Berlex shall purchase, at DuPont's out of pocket cost, the Inventory and the API applicable to the Product which were purchased, produced or maintained by DuPont in contemplation of filing firm written orders, prior to notice of termination being given.

6.0      REPRESENTATIONS AND WARRANTIES

6.1 Authority. Each party represents and warrants that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder. Each party further warrants that it shall
         perform   hereunder  in  accordance   with  all   applicable   law  and
         regulations.

6.2 Manufacturing Warranty DuPont warrants that each lot of Product supplied to Berlex will be manufactured in accordance with the Specifications.

6.3 ALL WARRANTIES GRANTED BY DUPONT HEREUNDER ARE IN LIEU OF AND EXCLUDE ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.0      INDEMNITY

7.1 (a) BY BERLEX AND CYTOGEN. Berlex and Cytogen shall each indemnify and hold harmless DuPont, its officers, agents, and employees, from and against any and all loss, damage, claim, injury, cost or expense including reasonable attorneys' fees and expenses of litigation ("Claims"), which result from any sale, use or disposition of Product, including Claims arising in connection with patent infringement, trademark infringement, product liability theories, or any illness or personal injury, including death or property damage.

         (b) BY DUPONT. DuPont shall indemnify and hold harmless Berlex, Cytogen and each of their respective officers, agents, and employees, from and against any and all Claims relating to the manufacture or distribution of Product that result solely from the material breach of this Agreement by DuPont or the gross negligence or willful misconduct of DuPont.

         (c) SHARED LIABILITY. In the event that a Claim involves allegations that the negligent (gross negligent or material breach, in the case of DuPont) reckless (in the case of Berlex or Cytogen) or willful misconduct of each of Berlex, Cytogen, and DuPont contribute materially to any such liability, cost, loss or expense stemming from the Product, then Cytogen, Berlex, and DuPont each shall be responsible for that portion of said liability, cost, loss or expense to which such misconduct contributed.

7.2 (a) INDEMNIFICATION PROCEDURES. Each indemnified party agrees to give the indemnifying party prompt written notice of any Claim or discovery of fact upon which such indemnified party intends to base a request for indemnification under Section 7.1. Each party shall furnish promptly to the other, copies of all papers and official documents received in respect of any Claim. With respect to any Claim relating solely to the payment of money damages and which will not result in the indemnified party becoming subject to injunctive or other relief or otherwise adversely affecting the business of the indemnified party in any manner, and as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to defend, settle or otherwise dispose of such Claim, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate. The indemnifying party shall obtain the written consent of the indemnified party, which shall not be unreasonably withheld, prior to ceasing to defend, settling or otherwise disposing of any Claim if as a result thereof the indemnified Party would become subject to injunctive or other equitable relief or any remedy other than the payment of money, which payment would be the responsibility of the indemnifying party. The indemnifying party shall not be liable for any settlement or other disposition of a Claim by the indemnified party which is reached without the consent of the indemnifying party. Except as provided above, the reasonable costs and expenses, including reasonable fees and disbursements of counsel incurred by any indemnified party in connection with any Claim, shall be reimbursed on a quarterly basis by the indemnifying party, without prejudice to the indemnifying party's right to contest the indemnified party's right to indemnification and subject to refund in the event the Indemnifying party is ultimately held not to be obligated to indemnify the indemnified party.

         (b) SHARED LIABILITY PROCEDURE. In the event that a claim involves allegations of shared liability pursuant to Section 7.1(c), the parties will insofar as possible endeavor to coordinate their defense strategies (including a joint defense agreement if warranted by the circumstances). Expenses shall be allocated between the parties based on the proportion of the loss attributable to each. If the parties $re unable to agree on the division of expenses during the pendency of the Claim; then each party shall bear its own expenses, subject to reimbursement by or of the party following the conclusion of the Claim.

8.0      CONFIDENTIALITY

8.1 Disclosure to DuPont Promptly attar the Effective Date, Cytogen and Berlex will provide to DuPont any and all Confidential Information necessary for DuPont to perform hereunder.

8.2 Restrictions on Disclosure and Use by Both Parties. No party will use the Confidential Information provided by the other party or disclose it to any third party except as necessary to carry out the party's obligations under this Agreement If either party finds it necessary to disclose such Confidential Information to a third patty, they will not do so without first obtaining written consent of the other party and entering into an agreement with the third party which binds the third party to the same obligations of restricted use and disclosure as are undertaken by the parties in this Agreement. Section 8.2 shall survive termination of this Agreement.

8.3 Exceptions. The obligations of Section 8.2 will not apply to any information which (a) is in the possession of the receiving party at the time of receipt from the disclosing party, as shown by existing records, (b) is or becomes available to the public through no fault of the receiving party, (c) is disclosed to the receiving party by a third party entitled to disclose it, or (d) is independently developed by the receiving party without reliance on information supplied by the disclosing party, as evidenced by the records of the receiving party, or (e) is required by law or judicial order to be disclosed, in which case the party required to make the disclosure shall provide as much advance notice as possible to the disclosing party, shall to the extent possible allow the disclosing party to seek a protective order, and shall to the extent possible minimize the information to be disclosed.

9.0      MISCELLANEOUS

9.1 Compliance with Laws. Each party, in connection with its performance under this Agreement, shall comply with all applicable laws, rules, regulations, orders and guidelines.

9.2 Permit, Licenses. The NDA holder shall promptly reimburse DuPont for all expenses relating to DuPont's obtaining and maintaining licenses and permits specifically required for the manufacture of Product.

9.3 Trademarks. Each party hereby acknowledges that no party has, nor shall it acquire, any interest in any of the other party's trademarks or trade names unless otherwise expressly agreed to in writing. The parties agree not to use any trademark or trade name of the other party, except as specifically authorized by the other party.

9.4 Reports. DuPont will supply the NDA holder on an annual basis, product data, including release test results, complaint test results, all investigations (in manufacturing, testing and storage), and the like, which are reasonably required in order to complete the Annual Product Review report and the NDA annual report that are required to be filed by the NDA holder with the FDA or any other report that is required to be filed with any other government agency. A copy of any such report' will be contemporaneously disclosed to the party to thus Agreement that is not the NDA holder.

9.5 Independent Contractors. The parties shall be deemed to be independent contractors, and this Agreement shall not be construed to create between DuPont and Cytogen and Berlex any other relationship such as, by way of example only, that of employer-employee, principal agent, joint venturer, co-partners or any similar relationship, the existence of which is expressly denied by the parties hereto.

9.6 No Waiver. A party's failure to require another party to comply with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement.

9.7 Assignment. Neither party may assign this Agreement or any of its rights or obligations hereunder except with the prior written consent of the other parties, except that Berlex and Cytogen may assign this Agreement to each other or their respective Affiliates without the consent of DuPont. Assignment by DuPont shall require only the consent of Berlex.

9.8 Force Majeure. No party shall be liable for the failure to perform its obligations under this Agreement if such failure is occasioned by a contingency beyond such party's reasonable control, including, but not limited to, strikes or other labor disturbances, lockouts, riots, wars, fires, floods or storms. For the purposes of this Section 9.8, failure of a vendor to supply DuPont with Components or raw materials shall be considered a force majeure event. A party claiming a right to excused performance under this Section 9.8 shall immediately notify the other party in writing of the extent of its inability to perform, which notice shall specify the occurrence beyond its reasonable control that prevents such performance and an estimate of the time the inability to perform is anticipated to last.

9.9 Notices. Any notice, approval, instruction or other written communication requited or permitted hereunder shall be sufficient if made or given to the other party by personal delivery or by sending the same by first class mail, postage prepaid to the mailing address set forth below:

         If to DuPont:

         DuPont Pharmaceuticals Company
         Medical Imaging Division
         331 Treble Cove Road
         North Billerica, MA
         Attn: Vice President, Manufacturing

         If to Berlex:

         All notices to Berlex other than routine correspondence relating to and including orders, revisions, routine customer-related matters, and invoicing shall be addressed to:

         Attention:                 Vice President, Corporate Development
                                    Berlex Laboratories, Inc.
                                    340 Changebridge Road
                                    Montville, NJ 07045-1000

         Address for express delivery:
                                    340 Changebridge Road
                                    Pine Brook, NJ 07050-9714

         With a copy addressed to:
         Attention:                 General Counsel
                                    Berlex Laboratories, Inc.
                                    300 Fairfield Road
                                    Wayne, NJ 07470-7358

         Routine correspondence addressed to Berlex relating to and including orders, revisions, customer-related matters and invoicing shall be addressed to:

         Attention:                 Director, Customer Services
                                    Berlex Laboratories, Inc.
                                    300 Fairield Road
                                    Wayne; NJ 07470-7358

         If to Cytogen:

         Attention:                 Chief Executive Officer
                                    Cytogen Corporation
                                    600 College Road East - CN 5308
                                    Princeton, New Jersey 08540-5309

         or to such other addresses provided to the other party in accordance with the terms of this Section 9.9. Notices hereunder shall be deemed to have been sufficiently made or given when delivered.

9.10 Entire Agreement. This Agreement constitutes the full, complete, final and integrated Agreement between the parties hereto relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions or understandings with respect to the subject matter hereof. Any modification, amendment or supplement to this Agreement must be in writing and signed by authorized representatives of both parties.

9.11 Headings. The titles and headings herein are for convenience only and shall not be used to interpret or construe the terms and conditions of this Agreement.

9.12 Singular Terms. Except as otherwise expressly provided herein or unless the context otherwise requires, all references to the singular shall include the plural as well.

9.13 Execution in Counterparts. This Agreement may be executed in three (3) counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.14 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without reference to its conflicts of law provisions, and the United States of America. The State of Delaware and federal courts within Delaware shall be the only courts of competent jurisdiction.

9.15 Publicity. Each party agrees not to issue any press release or other public statement, or any communication or response to a third party, whether oral or written, disclosing the existence of this Agreement or any information or activity relating to this Agreement without the prior written consent of the other parties, provided however, that neither party will be prevented from complying with any duty of disclosure it may have pursuant to law or governmental regulation.

9.16 Contingent Agreement. This Agreement is made contingent upon execution of the Amendment to the Letter Agreement, of even date, between DuPont and Cytogen.

         IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the dates set forth below,

DUPONT PHARMACEUTICALS COMPANY

By:      /s/ William J. DeLorbe
    ----------------------------------------------------------

Name:    William J. DeLorbe
      --------------------------------------------------------

Title:   Executive Vice President, Medical Imaging

Date:    November 13, 1998



BERLEX LABORATORIES, INC.

By:      /s/ C.R. Willis, Jr.
    ----------------------------------------------------------

Name:    C.R. Willis, Jr.
      --------------------------------------------------------

Title:   Vice President, Corporate Development

Date:    November 13, 1998




CYTOGEN CORPORATION

By:      /s/ H. Joseph Reiser, Ph.D.
    ----------------------------------------------------------

Name:    H. Joseph Reiser, Ph.D.
      --------------------------------------------------------

Title:   President & Chief Executive Officer

Date:    November 13, 1998

                                    EXHIBIT A

                                     PRICES
                                     ------


  Year              Manufacture and Supply            Customer Support Services
 ------                   of Product                 -------------------------
                    ----------------------
  1st                    $[**]/month                       included

  2nd                    COM plus [**]%                    COSS plus [**]%

  3rd                    COM plus [**]%                    COSS plus [**]%

  4th                    COM plus [**]%                    COSS plus [**]%

  5th                    COM plus [**]%                    COSS plus [**]%


With respect to years 2-5,  monthly COM and COSS shall be calculated as follows:
Monthly COM for year two shall be equal to $[**] plus the increase in the Producer Price Index for year 1 for Industrial Commodities, Drugs and Pharmaceuticals (06-3), published by the United States Department of Commerce ("PPI") (or if publication of such index ceases, an appropriate substitute index agreed by the parties). For years 3, 4, and 5 the monthly COM shall be the sum of the monthly COM for the previous year; plus the increase in the PPI for the previous year.

Monthly COSS for year 2 shall be $[**] per order. For years 3, 4, and 5 the monthly COSS shall be the sum of the monthly COSS for the previous year plus the PPI for the previous year.

The increase in the PPI for the previous year shall be determined as of January 1st of each year based on the last full twelve calendar months for which data are available.